Exhibit 10.2

Non-Disclosure, Assignment and Non-Solicitation Agreement

In consideration of my employment or continued employment by DuPont Fabros Technology, Inc., or any of its subsidiaries (collectively, “DFT”), I agree with DFT as follows:

1.	Proprietary Information.

(a) I agree that all information, whether or not in writing, of a proprietary, private, secret or confidential nature concerning DFT’s business, operations, relationships or financial affairs (collectively, “Proprietary Information”) is the exclusive property of DFT. Except in the normal course of business and in the performance of my duties at DFT, I will not disclose any Proprietary Information to any person or entity, or use any Proprietary Information, without the prior approval of an officer in a Vice President or higher level position of DFT, unless and until such information has become public knowledge without any fault on my part. I will take all reasonable precautions to prevent inadvertent disclosure or use of any Proprietary Information, including, without limitation ensuring that employees, directors, vendors, sub-contractors, attorneys, and agents are permitted access to Proprietary Information only on a “need to know” basis.

(b) In the event that I receive a subpoena or order of a court, or other body having jurisdiction over a matter in which I am compelled to produce any information relevant to DFT, whether confidential or not, I will immediately notify DFT before making any such disclosure so that DFT may take appropriate action. I will cooperate with DFT in seeking a protective order or other remedy. If DFT is not successful in precluding the requesting body from requiring the disclosure of Proprietary Information, I will furnish only that portion of the Proprietary Information that is required and will exercise all legal efforts to obtain assurances that confidential treatment will be accorded any Proprietary Information that is disclosed.

(c) I understand that Proprietary Information includes, but is not limited to:

(i) Development plans, data center, infrastructure and other designs, research and development projects, product and program descriptions, marketing strategies, and future plans and potential strategies of DFT;

(ii) Financial information, including business plans, projections and strategies, operational plans, financing and capital-raising plans and activities, lease terms and pricing information, purchasing and internal cost information, internal services and operational manuals, the manner and methods of conducting DFT’s business, and information regarding DFT personnel, including employee lists and compensation data;

(iii) Computer software of any type or form in any stage of actual or anticipated research and development, source code, object code and load modules, programming, program patches, data models and systems plans, design, application and documentation; and

(iv) Information pertaining to any person or entity that leases, or was solicited by or in discussions or negotiations with DFT regarding a lease of, data center space from DFT, or otherwise contracted for, was billed for, or received from DFT any product or service, and vendors, contractors and sub-contractors of DFT, including, but not limited to, the names of such persons or entities and their representatives, the fact that DFT is in discussions or negotiations with any such persons or entities, the content of any proposals, bids or agreements, data provided to DFT by such persons or entities, and the type, quantity and specifications of products and services leased or received by or from such persons or entities.

2.	Company Property.

(a) I acknowledge that I have no ownership interest in any Company Property. I also agree that, upon the earlier of a request by DFT and termination of my employment with DFT for any reason, I will deliver promptly to DFT all Company Property in my possession, and I will not download or otherwise keep copies of any Company Property in any format. I will execute any statement or affirmation of compliance with these obligations that DFT may request.

(b) For purposes of this Agreement, “Company Property” means all assets, property and materials in any form owned by DFT or in which DFT has an interest, including but not limited to, any and all: (i) Proprietary

Information of DFT; (ii) trade names or trademarks under which DFT does business; (iii) designs, sketches, drawings, notes, files, records, data, correspondence (including copies of e-mail or voice mail messages) and memoranda prepared by me or received from others in the course of my employment; (iv) manuals, reports, records, notebooks, plans, photographs, specifications, technical data and designs and drawings prepared or received in the course of my employment; and (v) computers, printers, computer hardware and software, computer programs, program listings, diskettes, CD’s, DVD’s, audio and videotapes, downloads and source/object codes, cellular telephones and other wireless devices.

3.	Developments.

(a) I will make full and prompt disclosure to DFT of all Developments that are created, made, conceived or reduced to practice by me, under my direction or jointly with others during my employment with DFT, whether or not during normal working hours or on the premises of DFT.

(b) I will assign to DFT all rights, title and interests, including but not limited to copyrights, in such Developments and applications for United States Letters Patent or foreign Letters Patent for such Developments. To the extent that any Developments do not qualify as “works made for hire” under U.S. copyright law, this Agreement will constitute an irrevocable assignment by me to DFT of the ownership of, and all rights of copyright in, such Developments. This subsection does not apply to Developments that I develop entirely on my own time without using DFT’s equipment, supplies, facilities or Proprietary Information and that does not either (i) result from any work that I perform for DFT or (ii) relates, at the time of conception or reduction to practice, to DFT business, or actual or demonstrably anticipated research or development.

(c) At DFT’s request and expense, I will execute any and all writings, applications, assignments, or other documents that DFT requests to evidence DFT’s ownership, or apply for, register, and/or obtain copyrights or Letters Patent of the United States or of any foreign country, or to otherwise protect DFT’s rights and interests in any Developments. I agree that, if DFT is unable, after reasonable effort, to obtain my signature on any papers referred to above, any officer of DFT may execute any such papers as my agent and attorney-in-fact. By my signature on this Agreement, I designate and appoint each officer of DFT as my agent and attorney-in-fact to execute any such papers on my behalf, and to take any and all actions DFT considers necessary to protect its rights and interests in any Developments.

(d) For Purposes of this Agreement, “Developments” mean discoveries, inventions, works of authorship, methods, software, mask works, improvements and ideas (whether patentable or not) that relate to DFT’s business or any of its activities, research or development. I understand that Developments do not include such works that I cannot assign to DFT because of the ownership interests of third parties or in which I acquired a right, title, or interest prior to my employment by DFT and that are either identified in writing and attached to this Agreement, or published or filed in any patent office. I understand that, if I have not so identified any Developments, I am representing that I do not have any Developments to identify.

4.	Protection of DFT.

(a) While I am employed by DFT, I will not solicit or provide Conflicting Services except on behalf or at the direction of DFT. For the one-year period immediately following the termination of my employment with DFT for any reason, I agree that, as an employee, consultant, owner, partner or in any other capacity, I will not solicit or provide Conflicting Services except on behalf of or at the direction of DFT.

(b) During the period of my employment with DFT and for the one-year period immediately following the termination of my employment with DFT for any reason, I agree that, as an employee, consultant, owner, partner or in any other capacity, unless I have received the written consent of DFT, I will not:

(i) Solicit any Tenant or Active Prospect to lease, purchase or otherwise occupy data center space in the United States, or request, induce, or attempt to induce any Tenant or Active Prospect to terminate its relationship with DFT; or

(ii) Solicit, recruit, induce for employment or hire (or assist or encourage any other person or entity to solicit, recruit or induce for employment), directly or indirectly or on behalf of myself or any other person or entity, any officer or non-clerical employee of DFT or any person who was an officer or non-clerical employee of DFT at any time during the final three months of my employment with DFT

(other than any such employee whose employment was terminated by DFT), to work for my or any person or entity with which I am or intend to be affiliated, or otherwise directly or indirectly encourage any such person to terminate his or her employment or other relationship with DFT, or discuss any potential employment or business association with such person, even if I did not initiate the discussion or seek out the contact.

(c) I agree and acknowledge that the market for DFT’s services is the United States of America, so that this Agreement applies to my activities in the United States. If after applying the provisions of this subparagraph, a court determines that this Agreement or any of its restrictions is unenforceable for lack of reasonable geographic limitation and the Agreement or restrictions cannot otherwise be enforced I agree that the fifty (50) miles radius from any facility at which I worked for DFT on either a regular or occasional basis during the year immediately preceding termination of my employment with DFT shall be the geographic limitation relevant to the contested restriction.

(d) For purposes of this Agreement:

(i) “Conflicting Services” means the product, service or process of a person or organization, other than DFT, that directly competes in the United States with a product, service or process of DFT;

(ii) “Tenant” means a tenant (or affiliate thereof) of DFT as of the date of termination of my employment with DFT (i) in which a lease has been entered into between tenant (or affiliate thereof) and DFT, and (ii) with which I had any contact or association, or the identity of which was learned by me as a result of my employment with DFT at any time during the last year of my employment with DFT; and

(iii) “Active Prospect” means a prospective tenant (or affiliate thereof) of DFT (i) that is or was the recipient of a letter of intent or term sheet from DFT for the lease data center space within the 6-month period prior to the termination of my employment with DFT and (ii) with which I had any contact or association, or the identity of which was learned by me as a result of my employment with DFT at any time during the last year of my employment.

5.	Reasonableness of Restrictions and Severability.

(a) I have read this entire Agreement and understand it. The terms of this Agreement will not prevent me from earning a living or pursuing my career. The restrictions contained in this Agreement are reasonable, proper, and necessitated by DFT’s legitimate business interests. I am entering into this Agreement freely and with knowledge of its content and with the intent to be bound by the terms of this Agreement.

(b) Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under any applicable law or rule in any jurisdiction. In the event that a court finds this Agreement, or any of its restrictions, to be ambiguous, unenforceable, or invalid, I acknowledge that the court shall read the Agreement as a whole and interpret the restrictions at issue to be enforceable and valid to the maximum extent allowed by law. If the Court declines to enforce this Agreement in this manner, I acknowledge that this Agreement will be modified automatically to provide DFT with the maximum protection of its business interests allowed by law and I agree to be bound by this Agreement as modified.

(c) If any provision of this Agreement is declared to be ambiguous, unenforceable or invalid, the remainder of this Agreement shall remain in full force and effect, and the Agreement shall be read as if the ambiguous, unenforceable or invalid provision was not contained in the Agreement.

6.	Injunctive Relief and Remedies.

I acknowledge that it may be impossible to assess the damages caused by my violation of this Agreement, or any of its terms. I agree that any threatened or actual violation or breach of this Agreement, or any of its terms, will constitute immediate and irreparable injury to DFT. I agree that, in addition to any and all other damages and remedies available to DFT if I breach this Agreement, DFT shall be entitled to an injunction to prevent me from violating or breaching this Agreement or any of its terms. In the event that DFT enforces this Agreement through a court order, I agree that the restrictions contained in Section 4 shall remain in effect from the effective date of the order enforcing the Agreement for the applicable periods of time set forth in Section 4. If DFT is successful in whole or part in any legal or equitable action against me under this Agreement, I will reimburse DFT for all related costs, including reasonable attorney’s fees.

7.	Publication of this Agreement to Subsequent Employers or Business Associates.

If I am offered employment or the opportunity to enter into any business venture that provides or is planning to provide Conflicting Services as owner, partner, consultant or other capacity while the restrictions described in Section 4 of this Agreement are in effect, I will inform my potential employer, partner, co-owner and/or others involved in managing such business of my obligations under this Agreement and provide such person or persons with a copy of this Agreement. I authorize DFT to provide copies of this Agreement to any of the persons or entities described in section and to make such persons aware of my obligations under this Agreement.

8.	Miscellaneous.

(a) This Agreement and the restrictions and obligations in it survive my employment relationship with DFT and are binding regardless of the reason for termination of my employment.

(b) The Agreement is for the benefit of DFT and its successors and assigns.

(c) This Agreement is governed by the laws of the state where I am employed by DFT without regard to the conflicts of laws or principles thereof.

(d) No waiver by DFT of any breach of any of the provisions of this Agreement is a waiver of any preceding or succeeding breach of the same or any other provisions of this Agreement. No waiver shall be effective unless in writing and then only to the extent expressly set forth in writing.

(e) Nothing in this Agreement grants a license or permission to use any intellectual property of Company, whether owned, pending, or currently under development.

(f) This Agreement may be amended only by a writing signed by both parties.

(g) I agree that, on the subjects covered in this Agreement, it is the entire Agreement between me and DFT, superseding any previous oral or written communications, representations, understanding, or agreements with DFT or with any representative of DFT.

(h) DFT and I intend for this Agreement to be an agreement of non-disclosure, assignment and non-solicitation and related matters set forth in this Agreement. This Agreement does not limit in any way the right of either DFT or me to terminate the employment relationship between DFT and me at any time. This Agreement contains obligations that survive the termination relationship between DFT and me. This Agreement is to be read and applied consistently with the employment agreement between me and DFT.

By signing this Agreement, I represent that I have read and understand this Agreement, have had an opportunity to consult legal counsel concerning this Agreement and have signed it voluntarily.

Signature:

Name (printed):

Date:

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